Exhibit 32

EXHIBIT 32: Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Winha International Group Limited.

A signed original of this written statement required by Section 906 has been provided to Winha International Group Limited and will be retained by Winha International Group Limited and furnished to the Securities and Exchange Commission or its staff upon request.

July 14, 2015	/s/ Chung Yan Winnie Lam
Chung Yan Winnie Lam, Chief Executive Officer and Chief Financial Officer